UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2024

 Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40641	83-3492907
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

 4460 Old Dixie Highway

Grant-Valkaria, Florida 32949

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 452-4825

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KAVL	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 12, 2024, (the “Effective Date”), Kaival Brands Innovations Group, Inc. (“Company”) appointed Mark Thoenes as interim chief executive officer of the Company, effective immediately. Mr. Thoenes does not have any family relationship with any director, executive officer or person nominated or chosen by us to become an executive officer. There is no understanding or arrangement between Mr. Thoenes and any other person pursuant to which Mr. Thoenes was selected as an executive officer. There are no transactions in which Mr. Thoenes has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Thoenes succeeds Mr. Nirajkumar Patel who unexpectedly passed away on September 7, 2024.

Mr. Mark Thoenes, 71, brings more than 35 years of diverse financial and operational leadership to our company. From June 30, 2021 to August 1, 2023, he served as our Interim Chief Financial Officer on a consulting basis and has been our director since August 1, 2024. He has been a licensed Certified Public Accountant since 1984 and began his career with Ernst & Young Global Limited. From 2000 to 2010, Mr. Thoenes served as the Executive Vice President/Chief Financial Officer of Rentrak Corporation (“Rentrak”), a publicly traded company listed on Nasdaq and headquartered in Portland, Oregon. Founded in 1977, Rentrak went public in 1986, and remained a public company until it was acquired by comScore, Inc. in 2016, after Mr. Thoenes left Rentrak. For the past eleven years, Mr. Thoenes has been the President of MLT Consulting Services, LLC, a full-service business/financial consulting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 12, 2024	Kaival Brands Innovations Group, Inc.

	By:	/s/ Mark Thoenes
Mark Thoenes
Chief Executive Officer